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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): October 5, 1997

                          Total Control Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Illinois                   333-18539                  36-3209178
----------------------------       ------------             ------------------
(State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)            File number)             Identification No.)



2001 North Janice Avenue
Melrose Park, Illinois                               60160
----------------------------------------           ----------
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:  (708) 345-5500



                    -----------------------------------------------------------
                    Former name or former address, if changed since last report


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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On October 5, 1997, a wholly owned subsidiary of Total Control Products, Inc. (the "Registrant") acquired substantially all of the assets of Computer Dynamics, Inc., a South Carolina corporation ("CDI"), and certain other related entities pursuant to the terms of an Asset Purchase Agreement (the "Agreement") dated October 5, 1997 among the Registrant, Kurt Priester ("Priester"), Priester Charitable Remainder Unitrust ("Trust I"), Priester Foundation ("Trust II"), CDI, Computer Dynamics Services, Inc., a South Carolina corporation ("CDS"), Computer Dynamics Mfg., Inc., a South Carolina corporation ("CDM"), Sue Priester d/b/a Lines Unlimited, a sole proprietorship ("Lines"), SC Acquisition #1, an Illinois corporation ("Purchaser"), and SC Acquisition #2, an Illinois corporation ("TCP II"). Pursuant to the terms of the Agreement, (i) Purchaser purchased substantially all of the assets of CDI, CDM, CDS and Lines, and (ii) Trust I, Trust II and Priester terminated their respective rights to receive certain royalty payments from CDI and its related entities (collectively, the "Transaction"). Subject to certain adjustments, the consideration paid by Purchaser in connection with the Transaction consisted of a warrant (the "Warrant") to purchase 100,000 shares of common stock, no par value per share, of the Registrant ("Registrant Shares"), 932,039 Registrant Shares and approximately $12.5 million in cash. The Warrant is immediately exercisable at a price of $12.875 per Registrant Share and shall remain outstanding for a period of ten years. 116,505 Registrant Shares were placed into an escrow account for a period of three years to serve as collateral for claims of indemnification made by Purchaser against CDI. A copy of the Agreement is attached hereto as
Exhibit 10.1 and is hereby incorporated by reference and a copy of the Warrant is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.

     Additionally, subject to certain adjustments, for five years after the closing, the Registrant shall pay CDI an annual payment of up to $3.0 million for each year in which earnings of the acquired company during such year exceed 110% of the base earnings from the previous year (each an "Earn Out Period"). Each such payment shall be made 50% in cash and 50% in Registrant Shares; provided however, that not more than 347,961 Registrant Shares may be issued in connection with the payment of such consideration, and once such number of Registrant Shares have been issued, all remaining payments shall be made in cash. Each Registrant Share shall be valued based on an average of the ask and bid price at the end of each trading day for the ten day period ending on the last day of each Earn Out Period.

     Furthermore, Registrant entered into a Registration Rights Agreement (the "Registration Rights Agreement") with CDI and Priester pursuant to which the portion of the Registrant Shares issued to Priester and CDI in connection with the transaction or issued pursuant to the Warrant are subject to piggy-back registration rights to the extent that Nic Gihl, Chief Executive Officer of the Registrant, chooses to register Registrant Shares owned by him in certain securities offerings of the Registrant. The Registration Rights Agreement is attached hereto as Exhibit 10.3 and is hereby incorporated by reference.

     In addition, in connection with the consummation of the transaction, Purchaser entered into an Employment Agreement (the "Employment Agreement") with Priester whereby Priester will become President of the Purchaser and continue to run the operations of the acquired business. The Employment Agreement is attached hereto as Exhibit 10.4 and is hereby incorporated by reference.

     A copy of the press release of the Registrant, dated October
6, 1997, is attached hereto as Exhibit 10.5 and is hereby incorporated by reference.

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Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits

          10.1 Asset Purchase Agreement dated October 5, 1997 by and among the Registrant, Kurt Priester, Priester Charitable Remainder Unitrust, Priester Foundation, Computer Dynamics, Inc., Computer Dynamics Services, Inc., Computer Dynamics Mfg., Inc., Sue Priester d/b/a Lines Unlimited, SC Acquisition #1 and SC Acquisition #2.

          10.2 Warrant dated October 5, 1997 by and between the Registrant and Kurt Priester.

          10.3 Registration Rights Agreement dated October 5, 1997 by and among the Registrant, Kurt Priester and Computer Dynamics, Inc.

          10.4 Employment Agreement dated October 5, 1997 by and between SC Acquisition #1, Inc. and Kurt Priester.

          10.5 Press Release dated October 6, 1997.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 20, 1997           TOTAL CONTROL PRODUCTS, INC.


                                  By: /s/Nic Gihl
                                      -----------------------
                                       Name:  Nic Gihl
                                       Title: President, Chief Executive Officer
                                              and Chairman



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                                      INDEX



Exhibit
Number    Description of Document
-------   -----------------------

10.1 Asset Purchase Agreement dated October 5, 1997 by and among the Registrant, Kurt Priester, Priester Charitable Remainder Unitrust, Priester Foundation, Computer Dynamics, Inc., Computer Dynamics Services, Inc., Computer Dynamics Mfg., Inc., Sue Priester d/b/a Lines Unlimited, SC Acquisition #1 and SC Acquisition #2.

10.2 Warrant dated October 5, 1997 by and between the Registrant and Kurt Priester.

10.3 Registration Rights Agreement dated October 5, 1997 by and among the Registrant, Kurt Priester and Computer Dynamics, Inc.

10.4 Employment Agreement dated October 5, 1997 by and between SC Acquisition #1, Inc. and Kurt Priester.

10.5      Press Release dated October 6, 1997.